UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2009

DISCOVER FINANCIAL SERVICES

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33378

Delaware	36-2517428
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois 60015

(Address of principal executive offices, including zip code)

(224) 405-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of Discover Financial Services (the “Company”) approved modifications to the compensation (the “Modifications”) of our named executive officers (the “NEOs”).

The Company previously reported that it had entered into an agreement with the U.S. Department of Treasury (“U.S. Treasury”) pursuant to the Troubled Asset Relief Program’s Capital Purchase Program (“TARP”). In accordance with that agreement, the compensation arrangements of the Company’s NEOs were amended to comply with Section 111 of the Emergency Economic Stabilization Act of 2008, as amended and implemented by the interim final rule (“Interim Final Rule”) issued by the U.S. Treasury on June 15, 2009. Pursuant to the Interim Final Rule, our NEOs will not receive any cash bonus or other forms of prohibited equity incentive compensation during the time period in which such compensation is prohibited due to the Company’s participation in the TARP. Any permitted variable equity compensation which is granted to our NEOs while the Company is a participant in the TARP is limited to one-third of the NEO’s annual compensation and does not become fully transferable until the Company ceases to be a participant in the TARP.

The Modifications, which are effective December 1, 2009, increase the base salary rates of our NEOs with the increase to be paid in the form of Company share awards (“Shares”) that are designed to comply with the Interim Final Rule. The ultimate value of the Shares will depend upon the performance of the Company’s stock. The following table shows the base salaries expected to be paid to our NEOs in 2010, broken out by the form of payment:

	2010 Base Salary
Name	Cash Portion of Base Salary	Share Portion of Base Salary
David Nelms	$1,000,000	$3,550,000
Roger Hochschild	$800,000	$2,100,000
Roy Guthrie	$750,000	$1,150,000
Diane Offereins	$750,000	$1,000,000
Carlos Minetti	$750,000	$1,000,000

Subject to the NEO’s continued employment with the Company, the Shares will be paid to each NEO in installments, net of applicable tax withholdings and deductions (each a “Net Pay Period Award”), on each of the Company’s regular pay dates (“Grant Date”) beginning with the pay period ending on January 10, 2010, and continuing consistent with the Company’s established payroll schedules up to and including the pay period ending on November 28, 2010. The number of Shares awarded on each Grant Date will be determined by dividing the portion of the Net Pay Period Award that is payable in Shares (determined on a pro rata basis) by the reported closing price on the New York Stock Exchange (“NYSE”) for a share of Company stock on the Grant Date (or, if not a NYSE trading day, on the trading day immediately preceding such Grant Date).

The Shares shall be subject to restrictions on transfer that lapse upon the later of the date on which the Company repays its outstanding obligation under the TARP or the dates set forth in the following schedule: (i) June 30, 2011, with respect to Shares awarded on Grant Dates from January 15, 2010 to April 9, 2010; (ii) June 30, 2012, with respect to Shares awarded on Grant Dates from April 23, 2010 to August 13, 2010; and (iii) June 30, 2013, with respect to Shares awarded on Grant Dates from August 27,

2010 to December 3, 2010. The Shares will be provided under the Company’s Amended and Restated 2007 Omnibus Incentive Plan, will be fully vested on the Grant Date, and will be include a right to receive dividend payments.

For more information about the grant terms, refer to the Share Award Agreement filed as Exhibit 10(a) to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

The exhibits accompanying this report are listed in the accompanying Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

Dated: December 11, 2009	By:	/S/ SIMON HALFIN
	Name:	Simon Halfin
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
10(a)	Form of Share Award Agreement